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                                                                   Exhibit 10(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 7 of Registration Statement No. 333-59868 of MetLife Investors Variable Annuity Account Five on Form N-4 of our report dated March 31, 2005 relating to MetLife Investors Variable Annuity Account Five and our report dated April 25, 2005 relating to MetLife Investors Insurance Company of California, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accouting for certain non-traditional long duration contracts and separate accounts, and for embedded derivatives in certain insurance products as required by new accounting guidance), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 7 to Registration Statement No. 333-59868, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 25, 2005